UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RESOURCE CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

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RESOURCE CAPITAL CORP.
712 Fifth Avenue        New York, NY  10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Tuesday, June 9, 2009

To the Stockholders of RESOURCE CAPITAL CORP.:

Notice is hereby given that the annual meeting of stockholders of RESOURCE CAPITAL CORP., a Maryland corporation, will be held at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania, on Tuesday, June 9, 2009, at 1:00 p.m. (the “Meeting”), for the following purposes:

1.	To elect the seven directors named in the enclosed proxy statement to serve until the next annual meeting of stockholders in 2010.

2.	To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on our books at the close of business on April 22, 2009, will be entitled to notice of and to vote at the Meeting or any adjournment thereof.  A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for 10 days before the Meeting at our offices at 712 Fifth Avenue, New York, New York 10019.  The stock transfer books will not be closed.

STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY.  THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.  ONLY PERSONS WHO ARE STOCKHOLDERS AS OF APRIL 22, 2009 OR THEIR DULY AUTHORIZED REPRESENTATIVES OR PROXIES ARE INVITED TO ATTEND THE MEETING.  IF YOU PLAN TO ATTEND YOU NEED TO BRING A FORM OF PERSONAL IDENTIFICATION WITH YOU.  IF YOUR STOCK IS HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE, YOU ALSO NEED TO BRING AN ACCOUNT STATEMENT INDICATING THAT YOU BENEFICIALLY OWN THE SHARES AS OF THE RECORD DATE, OR A LETTER FROM THE RECORD HOLDER INDICATING THAT YOU BENEFICIALLY OWN THE SHARES AS OF THE RECORD DATE, AND IF YOU WISH TO VOTE AT THE MEETING YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                By order of the Board of Directors,

                                Michael S. Yecies, Secretary
                                April 30, 2009

Important Notice Regarding the Availability of Proxy Materials for
the Meeting to be held on June 9, 2009:

The proxy statement and our 2008 Annual Report are available at:
http://phx.corporate-ir.net/phoenix.zhtml?c=192004&p=proxy

RESOURCE CAPITAL CORP.
712 Fifth Avenue                New York, NY  10019

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 9, 2009

ABOUT THE MEETING

Solicitation of Proxies.  This proxy statement and the accompanying proxy are furnished to stockholders of Resource Capital Corp. in connection with the solicitation by our Board of Directors of proxies for use at the 2009 annual meeting of stockholders of Resource Capital Corp. to be held on June 9, 2009, at 1:00 p.m., which we refer to as the Meeting, at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania, and at any and all adjournments thereof.

Mailing Date.  Our annual report on Form 10-K, including consolidated financial statements, which we refer to as our 2008 Form 10-K, the Notice of Annual Meeting, this proxy statement and the proxy being sent on or about April 30, 2009.

Who Can Vote.  Only stockholders of record at the close of business on April 22, 2009 will be entitled to notice of and to vote at the Meeting.  Each of the approximately 24,903,037 shares of our common stock issued and outstanding on that date is entitled to one vote at the Meeting.

How to Vote — Proxy Instructions.  If you are a holder of record of our common stock, you may vote your shares by mailing in your proxy card. Stockholders who hold their shares in “street name” will need to obtain a voting instruction card from the institution that holds their shares and must follow the voting instructions given by that institution.

You may specify whether your shares should be voted for all, some or none of the nominees for director (Proposal 1).  If you do not specify how you want to vote your shares on your proxy card, we will vote them “For” the election of all nominees for director as set forth under “Proposal 1: Election of Directors” below.

Revocation of Proxies.  If you are a holder of record, you may revoke your proxy at any time before it is exercised in any of three ways:

1)	by submitting written notice of revocation to our Secretary;

2)	by submitting another proxy by mail that is later dated and properly signed; or

3)	by voting in person at the Meeting.

If your shares are held in street name, you must contact your broker or nominee to revoke and vote your proxy.

Quorum.  A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the stockholders at the Meeting are present, in person or by proxy. Broker “non-votes” and abstentions are counted as present at the Meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules, nominees would have discretionary voting power for the election of directors (Proposal 1).

               Required Vote.  A nominee who receives a plurality of the votes cast at the Meeting will be elected as a director. The “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.

Other Business.  We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this proxy statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.

Costs.  We pay for the preparation and mailing of the proxy materials.  We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy materials to the beneficial owners of our common stock at our expense.

Stockholders Sharing an Address.  Stockholders sharing an address with another stockholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions.  Any such stockholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call us to request a separate copy of these materials from: Investor Relations, 712 Fifth Avenue, New York, NY  10019; telephone number (212) 506-3870.  We will promptly deliver a copy of the requested materials.  Similarly, stockholders who have received multiple copies of the proxy materials, and share an address with another stockholder, may write the above address or call the above phone number to request delivery of a single copy of these materials.

SECURITY OWNERSHIP

The following table sets forth the number and percentage of shares of common stock owned, as of April 22, 2009, by (a) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each of our present directors, (c) each of our executive officers and (d) all of our named executive officers and directors as a group.  This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.  Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person.

	Shares owned	Percentage (1)
Executive officers and directors: (2)
Edward E. Cohen (3)	274,120	1.10%
Jonathan Z. Cohen (3)	476,158	1.90%
Walter T. Beach (4)(5)	1,055,697	4.24%
William B. Hart (5)	28,182	*
Gary Ickowicz (5)	9,793	*
Murray S. Levin (5)	22,182	*
P. Sherrill Neff (5)	28,182	*
Jeffrey D. Blomstrom (3)	47,979	*
David E. Bloom (3)	281,595	1.13%
David J. Bryant (3)	63,531	*
Steven J. Kessler (3)	53,802	*
All executive officers and directors as a group (11 persons)	2,341,221	9.31%

Owners of 5% or more of outstanding shares: (6)
Resource America, Inc. (7)	2,048,675	8.23%
Leon G. Cooperman (8)	2,737,033	10.99%

*      Less than 1%.

(1)	Includes 255,000 shares of common stock issuable upon exercise of stock options.
(2)	The address for all of our executive officers and directors is c/o Resource Capital Corp., 712 Fifth Avenue, 10th Floor, New York, New York 10019.
(3)
Includes restricted stock awards granted to certain officers and directors as follows:  (i) on January 3, 2006: Mr. Blomstrom – 1,666 shares; Mr. Bloom – 1,666 shares; and Mr. J. Cohen – 33,333 shares; all these shares vested 33.33% per year, (ii) on January 5, 2007: Mr. Blomstrom – 14,526 shares; Mr. Bloom – 11,621 shares; Mr. Bryant – 4,183 shares; and Mr. J. Cohen – 87,158 shares; all these shares vested 33.33% on January 5, 2008 and vest 8.33% quarterly thereafter, (iii) on October 30, 2007: 50,000 shares to Mr. Bloom; these shares vest quarterly through December 31, 2009; (iv) on December 26, 2007: 60,000 shares to Mr. Bloom; these shares vested 15% on June 30, 2008, and vest 15% on June 30, 2009 and 70% on December 31, 2010; (v) on January 14, 2008: Mr. Blomstrom – 10,787 shares; Mr. Bloom – 18,878 shares; Mr. Bryant – 13,484 shares; Mr. E. Cohen – 10,787 shares; and Mr. Kessler – 5,393 shares; all these shares vest 33.33% per year; (vi) on January 26, 2009: 16,181 shares to Mr. Kessler; these shares vest in full on January 26, 2010; (vii) on February 3, 2009: 20,000 shares to Mr. Bloom; these shares vested 25% on February 3, 2009 and vest 12.5% quarterly thereafter; and (viii) on February 20, 2009: 23,364 shares to Mr. Bryant; these shares vest in full on February 20, 2010.  Each such person has the right to receive distributions on and vote, but not to transfer, such shares.

(4)
Includes 1,037,515 shares purchased by Beach Asset Management, LLC, Beach Investment Counsel, Inc. and/or Beach Investment Management, LLC, investment management firms for which Mr. Beach is a principal and possesses investment and/or voting power over the shares.  The address for these investment management firms is Five Tower Bridge, 300 Barr Harbor Drive, Suite 220, West Conshohocken, Pennsylvania 19428.

(5)
Includes (i) 11,479 shares of restricted stock issued to each of Messrs. Beach, Hart, Levin and Neff on March 8, 2009 which vest on March 8, 2010, and (ii) 6,716 shares of restricted stock issued to Mr. Ickowicz on February 1, 2009 which vest on February 1, 2010.  Each non-employee director has the right to receive distributions on and vote, but not to transfer, such shares.

(6)
The addresses for our 5% or more holders are as follows: Resource America, Inc.: 1845 Walnut Street, Suite 1000, Philadelphia, Pennsylvania 19103; and Leon G. Cooperman: 88 Pine Street, Wall Street Plaza, 31st Floor, New York, New York 10005.

(7)
Includes (i) 921 shares of restricted stock granted to Resource Capital Manager, Inc., which we refer to as the Manager, in connection with our March 2005 private placement that the Manager has not allocated to its employees, (ii) 100,000 shares purchased by the Manager in our initial public offering, (iii) 900,000 shares purchased by Resource Capital Investor in our March 2005 private placement, (iv) 900,000 shares purchased by Resource Capital Investor in our initial public offering, and (v) 147,754 shares transferred to the Manager as incentive compensation pursuant to the terms of its management agreement with us.

(8)
This information is based on a Form 4 filed with the SEC on February 12, 2009.  Omega Advisors Inc., of which Mr. Cooperman is President and majority stockholder, was previously granted a limited waiver with respect to ownership limitations in our declaration of trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports.  Based solely on our review of the reports received by us, we believe that, during fiscal 2008, our officers, directors and greater than ten percent stockholders complied with all applicable filings requirements, except Mr. Bloom filed one late Form 5 relating to a restricted stock grant.

PROPOSAL 1:  ELECTION OF DIRECTORS

Proposal 1 is to elect the persons nominated by the Board, Messrs. Beach, E. Cohen, J. Cohen, Hart, Ickowicz, Levin and Neff, to serve as our directors until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.  The stockholders have the right to annually elect all seven director nominees to our Board.

The persons named in the enclosed proxy intend, in the absence of a contrary direction, to vote for Messrs. Beach, E. Cohen, J. Cohen, Hart, Ickowicz, Levin and Neff.  The Nominating and Governance Committee knows of no reason why any nominee would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person for director as the Nominating and Governance Committee of the Board may recommend in the place of such nominee.  The Board of Directors recommends that stockholders vote “FOR” all of the nominees.

Information is set forth below regarding the principal occupation of each Board nominee.  There are no family relationships among the nominees except that Jonathan Z. Cohen, our President and Chief Executive Officer and a director, is a son of Edward E. Cohen, our Chairman.

Nominees for Election

Edward E. Cohen, age 70, has been our Chairman since March 2005.  Mr. Cohen is Chairman of Resource America, a position he has held since 1990.  He was Resource America’s Chief Executive Officer from 1988 to 2004 and its President from 2000 to 2003.  He is Chairman, Chief Executive Officer and President of Atlas America, Inc., a publicly-traded (NASDAQ: ATLS) energy company, a position he has held since 2000, Chairman of Atlas Pipeline Holdings GP, LLC, a wholly-owned subsidiary of Atlas America that is the general partner of Atlas Pipeline Holdings, L.P., a publicly-traded (NYSE: AHD) holding company, a position he has held since 2006, Chairman and Chief Executive Officer of Atlas Energy Resources, LLC, a publicly-traded (NYSE:ATN) energy company, a position he has held since 2006 and Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC, a wholly-owned subsidiary of Atlas America that is the general partner of Atlas Pipeline Partners, L.P., a publicly-traded (NYSE: APL) natural gas pipeline company.  He is also Chairman of Brandywine Construction & Management, Inc., a privately-held real estate management company.  From 1981 to 1999 he was Chairman of the Executive Committee of JeffBanks, Inc., a bank holding company acquired by Hudson United Bancorporation.  From 1969 to 1989 he was Chairman of the Executive Committee of State National Bank of Maryland (now a part of Wachovia Bank).

Jonathan Z. Cohen, age 38, has been our Chief Executive Officer, President and a director since March 2005.  Mr. Cohen has been President since 2003, Chief Executive Officer since 2004 and a Director since 2002 of Resource America.  He was Executive Vice President of Resource America from 2001 to 2003, and a Senior Vice President from 1999 to 2001.  He has been Vice Chairman of the Managing Board of Atlas Pipeline Partners GP since its formation in 1999, Vice Chairman of Atlas America since 2000, Vice Chairman of Atlas Energy Resources since 2006 and Vice Chairman of Atlas Pipeline Holdings GP since 2006.  He was the Vice Chairman of RAIT Investment Trust, (now RAIT Financial Trust) a publicly-traded (NYSE: RAS) REIT, from 2003 to 2006, and Secretary, trustee and a member of RAIT’s investment committee from 1997 to 2006.

Walter T. Beach, age 42, has been a director since March 2005.  Mr. Beach has been Managing Director of Beach Investment Counsel, Inc., an investment management firm, since 1997.  From 1993 to 1997, Mr. Beach was a Senior Analyst and Director of Research at Widmann, Siff and Co., Inc., an investment management firm where, beginning in 1994, he was responsible for the firm’s investment decisions for its principal equity product.  Before that he was an associate and financial analyst at Essex Financial Group, a consulting and merchant banking firm, and an analyst at Industry Analysis Group, an industry and economic consulting firm.  Mr. Beach has served as a director of The Bancorp, Inc., a publicly-traded (NASDAQ: TBBK) Delaware bank holding company, and its subsidiary bank, The Bancorp Bank, since 1999.

William B. Hart, age 65, has been a director since March 2005.  Mr. Hart was Chairman of the Board of Trustees of the National Trust for Historic Preservation from 1999 to 2004.  He was also a director of Anthem, Inc. (now Wellpoint, Inc.), a publicly-traded (NYSE: WLP) health insurance company, from 2000 to 2004.  Mr. Hart was Director of SIS Bancorp (now Banknorth Massachusetts, a division of Banknorth, N.A.) from 1995 to 2000.  From 1988 to 1999, Mr. Hart served in various positions with Blue Cross/Blue Shield of New Hampshire, ending as Chairman of the Audit Committee and Chairman of the Board of Directors from 1996 to 1999.  He also served as President of the Foundation for the National Capital Region, Washington, DC, from 1993 to 1996 and President of The Dunfey Group, a private investment firm, from 1986 to 1998.  From 1986 to 1994 he was also director of First NH Banks where he was Chairman of the Audit Committee from 1992 to 1994.

Gary Ickowicz, age 53, has been a director since February 2007.  Mr. Ickowicz has been a Principal of Lazard Freres Real Estate Investors, a manager of funds invested in debt and equity securities of North American real estate assets and enterprises, since 2001.  In addition, he was a director of Lazard Freres’s real estate investment banking unit from 1989 through 2001.  Since 2000 he has been a director of Grant Street Settlement, and since 2002 he has been a director of NCC/Neumann, both not-for-profit developers of senior housing.  Since 2001 he has been a director of Commonwealth Atlantic Properties, Inc., a privately-held REIT.  From 2001 to 2006 he was a director of Kimsouth, Inc., a joint venture with Kimco Realty Corporation, a publicly-traded (NYSE: KIM) REIT.

Murray S. Levin, age 66, has been a director since March 2005.  Mr. Levin is a senior litigation partner at Pepper Hamilton LLP, a law firm with which he has been associated since 1970.  Mr. Levin served as the first American president of the Association Internationale des Jeunes Avocats (Young Lawyers International Association), headquartered in Western Europe.  He is a past president of the American Chapter and a member of the board of directors of the Union Internationale des Avocats (International Association of Lawyers), a Paris-based organization that is the world’s oldest international lawyers association.  Mr. Levin was a member of the managing board of Atlas Pipeline Partners GP from 2001 to March 2005.

P. Sherrill Neff, age 57, has been a director since March 2005.  Mr. Neff is a founder of Quaker BioVentures, Inc., a life sciences venture fund, and has been Managing Partner since 2002.  He was a director of Resource America from 1998 to March 2005.  From 1994 to 2002 he was President and Chief Financial Officer, and from 1994 to 2003, a director of Neose Technologies, Inc., a then-publicly-traded (NASDAQ: NTEC) life sciences company.  Mr. Neff was also a director of The Bancorp, Inc. (NASDAQ: TBBK) from its formation in 1999 until 2002.

Non-Director Executive Officers

David J. Bryant, age 51, has been our Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer since June 2006.  From 2005 to 2006 Mr. Bryant served as Senior Vice-President, Real Estate Services, at Pennsylvania Real Estate Investment Trust, a publicly-traded (NYSE: PEI) REIT principally engaged in owning, managing, developing and leasing malls and strip centers in the eastern United States.  From 2000 to 2005, Mr. Bryant served as PEI’s Senior Vice President - Finance and Treasurer, and was its principal accounting officer.

Jeffrey D. Blomstrom, age 40, has been our Senior Vice President-CDO structuring since March 2005.  Mr. Blomstrom has been President and Managing Director of Resource Financial Fund Management, Inc., an asset management subsidiary of Resource America, since 2003.  Mr. Blomstrom serves as the head of collateral origination and as a member of the credit committee for Trapeza Capital, Resource America’s trust preferred security collateral manager.  From 2001 to 2003 Mr. Blomstrom was a Managing Director at Cohen and Company, an investment bank specializing in the financial services sector.  From 2000 to 2001 he was Senior Vice President of iATMglobal.net, Inc., an ATM software development company.  Mr. Blomstrom was, from 1999 to 2000, an associate at Covington & Burling, a law firm, where he focused on mergers and acquisitions and corporate governance

           Steven J. Kessler, age 66, has been our Senior Vice President - Finance since September 2005 and, before that, served as our Chief Financial Officer, Chief Accounting Officer and Treasurer from March 2005.  Mr. Kessler has been Executive Vice President since 2005 and Chief Financial Officer since 1997 and was Senior Vice President from 1997 to 2005 of Resource America.  He was Vice President - Finance and Acquisitions at Kravco Company, a then national shopping center developer and operator, from 1994 to 1997.  He was a Trustee of GMH Communities Trust, a previously publicly traded (NYSE: GCT) specialty housing REIT, from 2004 to 2008 when GCT was sold.  From 1983 to 1993 he was employed by Strouse Greenberg & Co., a regional full service real estate company, ending as Chief Financial Officer and Chief Operating Officer.  Before that, he was a partner at Touche Ross & Co. (now Deloitte & Touche LLP), independent public accountants.

David E. Bloom, age 44, has been our Senior Vice President-Real Estate Investments since March 2005.  Mr. Bloom has been Senior Vice President of Resource America since 2001.  He has also been President of Resource Real Estate, Inc., a wholly-owned real estate subsidiary of Resource America, since 2004 and President of Resource Capital Partners, a subsidiary of Resource Real Estate, from 2002 to 2006.  From 2001 to 2002 he was President of Resource Properties, a former real estate subsidiary of Resource America.  Before that he was Senior Vice President at Colony Capital, LLC, an international real estate opportunity fund, from 1999 to 2001.  From 1998 to 1999 he was Director at Sonnenblick-Goldman Company, a real estate investment bank.  From 1995 to 1998 he was an attorney at the law firm of Willkie Farr & Gallagher, LLP.

Other Significant Employees

The following sets forth certain information regarding other significant employees of the Manager and Resource America who provide services to us:

Christopher D. Allen, age 40, has been our Senior Vice President-Commercial Lending since March 2005.  Mr. Allen has been a Managing Director of Resource Financial Fund Management since 2003.  At Resource Financial Fund Management, Mr. Allen is in charge of identifying, implementing and overseeing new leveraged loan and CDO products.  He is a member of the investment committee of Apidos Capital Management, LLC, a wholly-owned asset management subsidiary of Resource America, where he serves as the Chief Operating Officer.  Before joining Resource Financial Fund Management, from 2002 to 2003 he was a Vice President at Trenwith Securities, the investment banking arm of BDO Seidman, LLP, where he was in charge of corporate finance, mergers and acquisitions and restructuring transactions.  From 1994 to 1997 he was an Associate with Citicorp Venture Capital working on leveraged buyout and recapitalization transactions.

Gretchen L. Bergstresser, age 46, has been our Senior Vice President-Bank Loans since March 2005.  Ms. Bergstresser has been the President and Senior Portfolio Manager of Apidos Capital Management since 2005.  Before joining Apidos Capital Management, from 2003 to 2005 she was the Managing Director and Portfolio Manager of MJX Asset Management, a multi-billion dollar boutique asset management firm managing leveraged loans across five structured vehicles.  From 1996 to 2003 Ms. Bergstresser was CDO Portfolio Manager and Head Par Loan Trader at Eaton Vance Management, an investment management company.  From 1995 to 1996 she was a Vice President in the Diversified Finance Division of Bank of Boston.  From 1991 to 1995 she was a Vice President at ING (U.S.), Capital Markets, an investment banking firm.

Crit DeMent, age 56, has been our Senior Vice President-Equipment Leasing since March 2005.  Mr. DeMent has been Chairman and Chief Executive Officer of LEAF Financial Corporation, a majority-owned commercial finance subsidiary of Resource America, since 2001.  Mr. DeMent was Chairman and Chief Executive Officer of its subsidiary, LEAF Asset Management, Inc., from 2002 until 2004.  From 2000 to 2001 he was President of the Small Ticket Group, an equipment leasing division of European American Bank.  Before that, he was President and Chief Operating Officer of Fidelity Leasing, Inc., then the equipment leasing subsidiary of Resource America, and its successor, the Technology Finance Group of CitiCapital Vendor Finance, from 1996 to 2000.  From 1987 to 1996 he was Vice President of Marketing for Tokai Financial Services, an equipment leasing firm.

Thomas C. Elliott, age 36, has been our Senior Vice President-Finance and Operations since September 2006 and, prior to that, was our Chief Financial Officer, Chief Accounting Officer and Treasurer from September 2005 to June 2006.  He was our Senior Vice President - Assets and Liabilities Management from June 2005 until September 2005 and, before that, served as our Vice President - Finance from March 2005.  Mr. Elliott has been Senior Vice President - Finance and Operations of Resource America since 2006; was its Senior Vice President – Finance from 2005 to 2006 and was its Vice President - Finance from 2001 to 2005.  He has also been Chief Financial Officer of Resource Financial Fund Management since 2004.  From 1997 to 2001 Mr. Elliott was a Vice President at Fidelity Leasing, where he managed all capital market functions, including the negotiation of all securitizations and credit and banking facilities in the U.S. and Canada.  Mr. Elliott also oversaw the financial controls and budgeting departments.

Alan F. Feldman, age 45, has been our Senior Vice President-Real Estate Investments since March 2005.  Mr. Feldman has been Chief Executive Officer of Resource Real Estate since 2004 and Senior Vice President of Resource America since 2002.  Mr. Feldman was President of Resource Properties from 2002 to 2005.  From 1998 to 2002, Mr. Feldman was Vice President at Lazard Freres & Co., an investment banking firm, specializing in real estate mergers and acquisitions, asset and portfolio sales and recapitalization.  From 1992 through 1998, Mr. Feldman was Executive Vice President of PREIT-RUBIN, Inc. the management subsidiary of Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization.  Before that, from 1990 to 1992, he was a Director at Strouse, Greenberg & Co., a regional full service real estate company.

Kevin M. Finkel, age 37, has been our Vice President-Real Estate Investments since January 2006.  He has also been employed by Resource Capital Partners since 2002, having been its Vice President and Director of Acquisitions from 2003 to 2006 and President since 2006.  Mr. Finkel has also been an officer of Resource Real Estate since 2004, and is currently its Executive Vice President and Director of Acquisitions.  In 2000, Mr. Finkel was an investment banking Associate at Lehman Brothers.  From 1998 to 1999, Mr. Finkel was an Associate at Barclays Capital, the investment banking division of Barclays Bank PLC.  From 1994 to 1998, Mr. Finkel was an investment banker at Deutsche Bank Securities, the investment banking division of Deutsche Bank AG.

Kyle Geoghegan, age 40, has been our Senior Vice President – Loan Originations since 2007.  Mr. Geoghegan has been a Managing Director of Resource Real Estate Funding, Inc., a real estate subsidiary of Resource America, since July 2006.  Mr. Geoghegan co-manages the whole loan origination platform for Resource Real Estate Funding and is based in Los Angeles.  Mr. Geoghegan worked at Bear Stearns from January 1998 to May 2006, serving as a Managing Director who co-managed the Bear Stearns Commercial Mortgage office in Los Angeles which originated over $1.0 billion of loans annually.  Prior to joining Bear Stearns, Mr. Geoghegan spent four years as a real estate loan officer at PNC Bank in Philadelphia, PA, primarily originating construction and bridge loans.

Yvana Melini, age 33, has been our Vice President and Director of Asset Management since 2008.  Ms. Melini has served as Vice President of Debt Asset Management for Resource Real Estate since 2006.  Prior to joining Resource Real Estate, Ms. Melini served for over six years as a Vice President of both the Structured Asset Management and CMBS Credit Administration groups for Capmark Finance, Inc. (formerly GMAC Commercial Mortgage Corporation).  Prior to her employment with Capmark, Ms. Melini served as Senior Underwriter for the Northeast Commercial Real Estate Lending division of Washington Mutual Bank.  Ms. Melini has also privately consulted on various due diligence projects for large institutional investors and B-Piece buyers within the CMBS marketplace.

Darryl Myrose, age 35, has been our Senior Vice President – Loan Originations since 2007.  Mr. Myrose has been a Managing Director of Resource Real Estate Funding since July 2006.  Mr. Myrose co-manages the whole loan origination platform for Resource Real Estate Funding and is based in Los Angeles.  Mr. Myrose worked at Bear Stearns from April 1996 to May 2006, serving as a Managing Director who co-managed the Bear Stearns Commercial Mortgage office in Los Angeles which originated over $1.0 billion of loans annually.  Prior to joining Bear Stearns, Mr. Myrose was employed with Clarion Advisors (formerly Jones Lang Wootton Realty Advisors) where he was an asset management analyst.

Thomas C. Powers, age 44, has been our Vice President – Loan Originations since 2007.  Mr. Powers has been Senior Vice President of Resource Real Estate Funding since January 2008 and was Vice President from 2006 to 2008.  Mr. Powers is responsible for all real estate asset management including investment origination and all aspects of transaction management.  Mr. Powers has over 20 years of commercial real estate, workout and risk management experience.  Prior to joining Resource Real Estate Funding, Mr. Powers was a senior member of the real estate credit risk management and workout group at Merrill Lynch.  Prior to his employment with Merrill Lynch, Mr. Powers worked in the project finance group at UBS Investment Bank.

Joan M. Sapinsley, age 57, has been our Senior Vice President – CMBS since 2007.  Ms. Sapinsley joined Resource Financial Fund Management, Inc. in February 2007 as Managing Director and manages our CMBS portfolio. Prior to joining Resource Financial Fund Management, Ms. Sapinsley was a Managing Director at TIAA, where she worked from 1992 through 2006 purchasing CMBS. She was responsible for all single borrower and single asset CMBS, as well as subordinate CMBS and B-notes.  She also directed TIAA’s conduit origination and securitization activities. Before TIAA, Ms. Sapinsley was a Director in the Financial Services Group of Cushman & Wakefield and a real estate consultant at Laventhol & Horwath.

Michael S. Yecies, age 41, has been our Chief Legal Officer and Secretary since March 2005 and our Senior Vice President since July 2007.  Mr. Yecies has been Senior Vice President of Resource America since 2005, Chief Legal Officer and Secretary since 1998 and was Vice President from 1998 to 2005.  From 1994 to 1998 he was an attorney at the law firm of Duane Morris LLP.

CORPORATE GOVERNANCE

Our Board of Directors and Its Committees

Our common stock is listed on the NYSE under the symbol “RSO” and we are subject to the NYSE’s listing standards.  The Board has determined that each of Messrs. Beach, Hart, Ickowicz, Levin and Neff satisfy the requirement for independence set out in Section 303A.02 of the rules of the NYSE and that each of these directors has no material relationship with us (other than being a director and/or a stockholder).  In making its independence determinations, the Board sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NYSE rule referenced above.

The Board held a total of 15 meetings during fiscal 2008.  Each of the directors attended at least 75% of the meetings of the Board and of the committees on which he served during fiscal 2008.

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Investment Committee.  All of the members of each committee, other than the Investment Committee, are “independent” directors as that term is defined in the NYSE’s listing standards.

As set forth in our Corporate Governance Guidelines and in accordance with NYSE listing standards, the non-management directors meet in executive sessions quarterly without management.  The director who presides at these meetings is rotated each meeting.  Interested parties wishing to communicate directly with the non-management directors may contact the chairman of the Audit Committee, P. Sherrill Neff, at Quaker BioVentures, Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania 19104.

Audit Committee.  The Audit Committee reviews the scope and effectiveness of audits by the internal and independent accountants, is responsible for the engagement of independent accountants, and reviews the adequacy of our internal financial controls.  Members of the committee are Messrs. Neff (Chairman), Beach and Hart.  The Board has determined that each member of the committee meets the independence standards for audit committee members set forth in the NYSE listing standards and the Exchange Act, and that Messrs. Beach and Neff each qualify as an “audit committee financial expert” as that term is defined in the NYSE and Exchange Act rules and regulations.  The committee held four meetings during fiscal 2008.  The Audit Committee charter is available on our website at www.resourcecapitalcorp.com, and we will provide a printed copy to any stockholder who so requests it.

           Compensation Committee.  The principal functions of the Compensation Committee are to:

●	review the compensation payable to our directors;

●	review the compensation and fees payable to the Manager under our management agreement; and

●	administer the issuance of any stock or stock options issued to the employees of Resource Capital Manager, our external manager, or Resource America who perform services for us.

Under our management agreement with the Manager and Resource America, the Manager assumes principal responsibility for managing our affairs and providing the personnel that we need to conduct our operations.  The Manager and Resource America are responsible for paying the compensation of all such personnel and, consequently, such personnel do not receive separate compensation from us.

The members of the committee are Messrs. Beach (Chairman), Levin and Neff.  The committee held two meetings during fiscal 2008. The Compensation Committee Charter is available on our website at www.resourcecapitalcorp.com, and we will provide a printed copy to any stockholder who so requests it.

Compensation Committee Interlocks and Insider Participation.  The Compensation Committee during 2008 consisted of Messrs. Beach, Levin and Neff.  None of such persons was an officer or employee, or former officer or employee, of our company or any of its subsidiaries during fiscal 2008.  None of our executive officers was a director or executive officer of any entity of which any member of the compensation committee was a director or executive officer during 2008.

Nominating and Governance Committee.  The Nominating and Governance Committee is appointed by the Board to:

●
assist it and us maintain an effective and knowledgeable Board, including assisting the Board by identifying individuals qualified to become directors and recommending to the Board the director nominees for the next annual meeting of stockholders and the directors to be appointed to the Audit, Compensation and Nominating and Governance Committees; and

●	develop and recommend for the Board’s consideration governance guidelines for us.

The committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a recommended nominee.  The committee seeks to insure that the membership of the Board and each committee satisfies all relevant NYSE listing standard requirements, applicable laws and requirements of our governance documents.  The committee seeks to achieve a mixture of skills which are all related to our business.  The nature of the specific qualifications, qualities or skills that the committee may look for in any particular director nominee is dependent on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Board.

The committee identifies director nominees by first evaluating the current members of the Board willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, the nominating and governance committee or Board decides not to re-nominate a member or if for re-election, or if we decide to expand the Board, the committee identifies the desired skills and experience of a new nominee consistent with the nominating and governance committee’s criteria for Board service. Current members of the Board and management are polled for their recommendations. Research may also be performed or third parties retained to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate potential nominees; however, we may in the future choose to do so.

The members of the committee are Messrs. Levin (Chairman), Beach and Hart.  The committee held one meeting during fiscal 2008. The Nominating and Governance Committee charter is available on our website at www.resourcecapitalcorp.com, and we will provide a printed copy to any stockholder who so requests it.

Stockholder Recommendations for Director Nominees.  The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources.  In evaluating candidates, the committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation.  The committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals for the 2010 Annual meeting.”  Recommendations should include the following:

●	such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the stockholder that has recommended the candidate;

●	such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Board; and

●	such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the NYSE.

We will also request such other information as may reasonably be required to determine whether each person recommended by a stockholder meets the criteria discussed above and to enable us to make appropriate disclosures to the stockholder entitled to vote in the election of directors.

Investment Committee.  The Investment Committee was established in March 2007 to review and consider all proposed investments equal to or in excess of $12.5 million.  The Board as a whole reviews and considers proposed investments equal to or in excess of $30.0 million, and all credit facilities or financing with recourse to us in excess of the amount of equity invested.  The members of the committee are Messrs. J. Cohen (Chairman), Beach and Ickowicz.  The committee held three meetings during fiscal 2008.

Communication with the Board.  The Board has established a process for stockholders to send communications to it.  Stockholders may communicate with the Board, or any director or committee chairperson, by writing to such parties in care of Michael S. Yecies, Senior Vice President, Chief Legal Officer and Secretary, Resource Capital Corp., 712 Fifth Avenue, New York, NY  10019.  Communications addressed to the Board generally will be forwarded either to the appropriate committee chairperson or to all directors.  Communications may be submitted confidentially and anonymously.  Under certain circumstances, we may be required by law to disclose the information or identity of the person submitting the communication.  There were no material actions taken by the Board as a result of communications received during fiscal 2008 from stockholders.  Certain concerns communicated to the Board also may be referred to our internal auditor or our Chief Legal Officer.  The Chairman of the Board or the Chairman of the Audit Committee may direct that concerns be presented to the Audit Committee, or to the full Board, or that they otherwise receive special treatment, including retention of external counsel or other advisors.

Attendance at Annual Meetings.  We do not have a formal policy regarding Board member attendance at our annual meeting of stockholders.  All of our Board members attended last year’s annual meeting of stockholders and we anticipate that all of them will attend the Meeting.

Code of Ethics

We have adopted a code of business conduct and ethics applicable to all directors, officers and employees.  We will provide to any person without charge, upon request, a copy of our code of conduct.  Any such request should be directed to us as follows: Resource Capital Corp., 712 Fifth Avenue, New York, NY  10019, Attention: Secretary.  Our code of conduct is also available on our website at www.resourcecapitalcorp.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of conduct by posting such information on our website, unless otherwise required by applicable law or regulation.

Report of the Audit Committee

In connection with the preparation and filing of our 2008 10-K:

●	the Audit Committee reviewed and discussed the audited financial statements to be included in the 2008 10-K with our management;

●	the Audit Committee discussed with our independent auditors, Grant Thornton LLP those matters which are required to be discussed by Statement on Auditing Standards No. 61; and

●
the Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with Grant Thornton LLP the independence of Grant Thornton LLP and satisfied itself as to Grant Thornton LLP’s independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2008 10-K.

P. Sherrill Neff, Chairman
Walter T. Beach
William B. Hart

Principal Accounting Fees and Services

Appointment of Independent Auditors.  Upon the recommendation of the Audit Committee, approved by the Board, Grant Thornton LLP served as our independent auditors during fiscal year 2008 and will serve as our independent auditors during fiscal year 2009.

Attendance at the Meeting.  We anticipate that a representative of Grant Thornton LLP will be present at the Meeting.  If they desire to do so, Grant Thornton LLP will have the opportunity to make a statement at the Meeting.  We also expect that the representative of Grant Thornton LLP will be available to respond to appropriate questions.

Audit Fees.  The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2008 and 2007 (including a review of internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002) and for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q during each of the years then ended were $422,000 and $541,000, respectively.

Audit–Related Fees.  The aggregate fees billed by Grant Thornton LLP for audit services in connection with the filing of our registration statements with the Securities and Exchange Commission were approximately $43,000 for the year ended December 31, 2008.  There were no such fees for the year ended December 31, 2007.

Tax Fees.  There were no fees billed by Grant Thornton LLP for professional services related to tax compliance, tax advice or tax planning for the years ended December 31, 2007 and 2008.

All Other Fees.  The aggregate fees billed by Grant Thornton, LLP for the review of the deconsolidation accounting of Ischus CDO II were $16,000 for the year ended December 31, 2007.  We did not incur fees in 2008 or 2007 for other services not included above.

Audit Committee Pre-Approval Policies and Procedures.  The Audit Committee will, on at least an annual basis, review audit and non-audit services performed by Grant Thornton, LLP as well as the fees charged by Grant Thornton LLP for such services. Our policy is that all audit and non-audit services must be pre-approved by the Audit Committee.  All of such services and fees were pre-approved during the 2008 fiscal year.

2008 NON-EMPLOYEE DIRECTOR COMPENSATION

We compensate only independent directors for their services as directors.  Our 2007 compensation package for independent directors was comprised of cash (annual retainer) and restricted stock awards. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent our stockholders.  Our compensation package is also designed to create alignment between our directors and our stockholders through the use of equity-based grants.

For 2008, the board of directors approved compensation for each independent director consisting of an annual cash retainer of $52,500 and an annual stock award valued at $22,500 on the date of grant on the anniversary of the date each of them became a director.  The following table sets forth director compensation for 2008:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

Walter T. Beach	52,500	21,088	73,588

William B. Hart	52,500	21,088	73,588

Murray S. Levin	52,500	21,088	73,588

P. Sherrill Neff	52,500	21,088	73,588

Gary Ickowicz	52,500	21,872	74,372

(1)
Dollar value represents the amount recognized for financial statement reporting purposes with respect to 2008.  The amount for each of Messrs. Beach, Hart, Levin and Neff is based upon 897 restricted shares granted March 7, 2007 ($14,998 grant date fair value) which vested March 8, 2008 and 3,750 restricted shares granted March 8, 2007 ($22,500 grant date fair value) which vested on March 8, 2009; and, for Mr. Ickowicz, the amount is based upon 816 restricted shares granted February 1, 2007 ($14,998 grant date fair value) which vested on February 1, 2008 and 2,261 restricted shares granted March 8, 2008 ($22,497 grant date fair value) which vested on February 1, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

We are required to provide information regarding the compensation program in place for our CEO, CFO and the three other most highly-compensated executive officers. In the following discussion, we refer to our CEO, CFO and the other most highly-compensated executive officers whose compensation in fiscal 2008 exceeded $100,000 as our “Named Executive Officers” or “NEOs.”

Objectives of Our Compensation Program

We have no employees.  We are managed by our Manager pursuant to a management agreement, amended on June 30, 2008, between our Manager and us.  All of our NEOs are employees of our Manager or one of its affiliates.  We have not paid, and do not intend to pay, any cash compensation to our NEOs. However, our Compensation Committee may, from time to time, grant equity awards in the form of restricted stock, stock options or performance awards to our NEOs pursuant to our 2005 Stock Incentive Plan and/or the 2007 Omnibus Equity Compensation Plan.  These awards are designed to align the interests of our NEOs with those of our stockholders, by allowing our NEOs to share in the creation of value for our stockholders through stock appreciation and dividends.  These equity awards are generally subject to time-based vesting requirements designed to promote the retention of management and to achieve strong performance for our company. These awards further provide us flexibility in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager.

Setting Executive Compensation

Our NEOs are employees of Resource America, which determines the base salary, cash incentive compensation and, for grants of Resource America equity securities, equity incentive compensation that is paid to our NEOs.  A portion of the base salary and cash incentive compensation paid to them is derived from the fees paid by us under the management agreement.  We do not control how such fees are allocated by Resource America to its employees.  For a description of our management agreement, see Item 1: “Business-Management Agreement.”  We disclose the cash amounts paid by Resource America to our chief financial officer, our only NEO who devotes his full business time or our affairs in the Summary Compensation Table below even though we do not pay these amounts to him.

When Resource America makes its determination of the amount of compensation it will award to one of our NEOs, including in particular the amount of Resource America securities that Resource America will grant as equity incentive compensation, Resource America also considers, but does not determine, the amount of Resource Capital securities we propose to grant as our equity incentive compensation to that NEO.  Similarly, in determining the amount of equity incentive compensation we grant to one of our NEOs, our compensation committee considers, but does not determine, the compensation that Resource America proposes to grant to that NEO, including Resource America’s grant of Resource America securities as equity incentive compensation.  Our respective compensation committees base their analyses and determinations upon recommendations submitted by Jonathan Z. Cohen, who is chief executive officer of both companies, for all of our NEOs other than himself.  Resource America’s compensation committee determines the amount of compensation Resource America will award Mr. J. Cohen, while our compensation committee determines the amount of any Resource Capital equity incentive compensation we award to Mr. J. Cohen.  These analyses and determinations are not based upon any particular compensation matrix or formula, but instead are based upon qualitative evaluations by Mr. J. Cohen and the compensation committees.  Our compensation committee does not make recommendations to Resource America as to the amount of compensation Resource America grants to our NEOs, nor does Resource America’s compensation committee make recommendations to us regarding the amount of equity incentive compensation awarded by us to our NEOs.

Our compensation committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at www.resourcecapitalcorp.com.  Our compensation committee determines compensation amounts after the end of Resource America’s fiscal year, September 30, and makes equity awards in the first quarter of the following year.  Our compensation committee has the discretion to issue equity awards at other times during the fiscal year.

Elements of Our Compensation Program

As described above, our NEOs do not receive cash compensation from us.  However, our compensation committee may, from time to time, grant equity awards in the form of restricted stock, stock options or performance awards to our NEOs pursuant to our 2005 Stock Incentive Plan and/or the 2007 Omnibus Equity Compensation Plan as follows:

Stock Options.  Stock options provide value to the executive only if our stock price increases after the grants are made.  Stock options typically vest 33.3% per year.

Restricted Stock.  Restricted stock units reward stockholder value creation slightly differently than stock options:  restricted stock units are impacted by all stock price changes, both increases and decreases.  Restricted stock units generally vest 33.3% per year and include a right to receive dividends on unvested shares.

Resource America Restricted Stock.  As described above, Resource America’s compensation committee approves awards of Resource America restricted stock to NEOs.  These awards generally vest 25% per year, and may include a right to receive dividends on unvested shares.

Resource America Stock Options.  As described above, Resource America’s compensation committee approves awards of Resource America options to receive restricted stock to NEOs.  These awards generally vest 25% per year.

Supplemental Incentive Arrangements with David Bloom.  In October 2007, we entered to an agreement with David Bloom, our Senior Vice President−Real Estate Investments, which awarded him 50,000 shares of our restricted stock under our 2005 Stock Incentive Plan.  These shares vest one-ninth (1/9) at the end of each fiscal quarter, beginning December 31, 2007.  In addition, all unvested shares will vest upon a change of control, as defined in the 2005 Stock Incentive Plan.  The right to receive unvested shares will terminate upon the termination of Mr. Bloom’s employment by Resource America, unless the termination results from Mr. Bloom’s death or from illness or injury that lasts at least 6 months, is expected to be permanent and renders Mr. Bloom unable to carry out his duties.  We pay dividends on unvested awards.

In December 2007, Resource America entered into another agreement with Mr. Bloom which provides for awards to him of our restricted stock and Resource America restricted stock.  With respect to our restricted stock, Mr. Bloom was awarded 120,000 shares, 60,000 of which are subject to vesting over time and 60,000 of which are earned based on the achievement of predetermined, objective performance goals over a multi-year performance period.  We pay dividends on unvested awards.  With respect to the shares that vest over time, 15% vested on June 30, 2008, 15% vest on June 30, 2009 and 70% vest on December 31, 2010, provided that Mr. Bloom is employed by Resource America at each vesting date.  The award opportunities, presented in number of potential shares earned, are included in the Grant of Plan-Based Awards table below.  With respect to the performance-based shares, they will be earned on achievement of performance goals over the performance period beginning July 1, 2007 and ending June 30, 2010, with one-third of the units being earned at the end of each 12-month period measurement period. The performance measures are as follows:

●
Loan Origination. For each measurement period, the loan origination volume generated by Mr. Bloom and his colleagues in Resource America’s Los Angeles office, which we refer to as Mr. Bloom’s team, must be equal to or greater than 90% of the loan origination volume generated by Mr. Bloom’s team for the previous 12-month period.  Resource America may waive the loan origination performance criteria, if in its reasonable discretion, reaching such levels could not be reasonably achieved notwithstanding Mr. Bloom’s team’s best efforts.  Our compensation committee along with Resource America’s compensation committee will exercise this discretion.

●
Portfolio Diversity. The loans generated by Mr. Bloom’s team during the measurement period must conform to the diversity and loan type standards set forth in the investment parameters of the commercial real estate CDOs managed on our behalf.

●
Pricing.  The gross weighted average spread on loans generated by Mr. Bloom’s team during the measurement period must be not less than 250 basis points over the applicable index.  Resource America may exclude certain loans from this calculation and/or may waive the pricing provision for the measurement period in its entirety.

●
Credit Quality. There shall have been no principal losses during the measurement period on any loan originated by Mr. Bloom’s team and no greater than 10% of the loans originated by Mr. Bloom’s team (measured by principal balance) shall have been in default during such measurement period.

If the performance criteria for a given measurement period are largely, but not entirely, met, the compensation committee will reasonably take such substantial performance into account in determining an equitable partial earning of the award for such measurement period.  Once earned, the shares of restricted stock vest over the following two years, at the rate of one-eighth (1/8) per quarter, as long as Mr. Bloom is employed by Resource America on the last day of such quarter. The performance-based stock awards are disclosed under the Grants of Plan-Based Awards table under the heading “Estimated future payouts under equity incentive plan awards” and in the Outstanding Equity Awards at Fiscal Year-End table under the heading “Equity incentive plan awards.”

How We Determined 2008 Compensation

Upon our CEO’s recommendation, our Compensation Committee made the following awards for fiscal 2008:

●	Mr. J. Cohen was not awarded any options or shares of restricted stock for fiscal 2008, as compared to no options and 87,158 shares of restricted stock for fiscal 2007.

●
Mr. Bryant was awarded no options and 13,484 shares of restricted stock for fiscal 2008, as compared to no options and 4,183 shares of restricted stock for fiscal 2007.  Mr. Bryant was also awarded 5,000 Resource America options for fiscal 2008 and 1,846 shares of restricted Resource America stock for fiscal 2007.

●
Mr. Bloom was awarded no options and 18,878 shares of restricted stock for fiscal 2008, as compared to no options and 181,621 shares of restricted stock for fiscal 2007.  See “− Elements of Our Compensation Program−Supplemental Incentive Arrangements with David Bloom.”

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on its review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this filing.

This report has been provided by the compensation committee of the Board of Directors of Resource Capital Corp.

Murray S. Levin
P. Sherrill Neff
Walter T. Beach

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation paid or accrued in fiscal 2008, 2007 and 2006 for our NEOs:

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compen- sation ($) (4)	Total ($)
Jonathan Z. Cohen	2008	−	−	(135,418) (5)	(7,122) (5)	−	(142,540)
Chief Executive Officer,	2007	−	−	538,860	(14,449) (5)	−	524,411
President and Director	2006	−	−	773,309	107,611	−	880,920

David J. Bryant	2008	240,000 (1)	185,000 (1)	29,746	(712) (5)	15,425	469,459
Senior Vice President,	2007	240,000 (1)	120,000 (1)	25,862	(1,445) (5)	47,978	432,395
Chief Financial Officer, Chief Accounting Officer and Treasurer	2006	122,769 (1)	− (1)	−	10,761	−	133,530

David E. Bloom	2008	−	−	290,245	(7,122) (5)	−	283,123
Senior Vice President−	2007	−	−	205,803	(14,449) (5)	−	191,354
Real Estate Investments	2006	−	−	38,662	107,611	−	146,273

(1)
Mr. Bryant joined us as our Senior Vice President and Chief Financial Officer, Chief Accounting Officer and Treasurer on June 28, 2006.  Mr. Bryant’s salary and bonus were paid by Resource America.  We do not reimburse Resource America for any part of Mr. Bryant’s salary or bonus.

(2)
The dollar value of stock awards represents the dollar amount recognized for financial statement reporting purposes.  For financial statement purposes, we are required to value these shares under EITF 96-18 because neither the Manager, nor our NEOs are employees of our company.  See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies - Stock Based Compensation” and Note 11 to our consolidated financial statements for an explanation of the assumptions for this valuation.

(3)
The dollar value of option awards represents the dollar amount recognized for financial statement reporting purposes.  For financial statement purposes, we are required to value these options under EITF 96-18 because neither the Manager nor our NEOs are employees of our company.  See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Stock Based Compensation” for a more detailed discussion.  In valuing options awarded to Messrs. J. Cohen, Bryant, and Bloom at $0.04 per option, we used the Black-Scholes option pricing model to estimate the weighted average fair value of each option granted with weighted average assumptions for (a) expected dividend yield of 27.3%, (b) risk-free interest rate of 3.3%, (c) expected volatility of 51.0%, and (d) an expected life of 7.0 years.

(4)
2008 amount represents award of options to purchase Resource America restricted common stock.  In valuing options awarded at $3.09 per option, we used the Black-Scholes option pricing model to estimate the fair value of each option granted with assumptions for (a) expected dividend yield of 3.4%, (b) risk-free interest rate of 3.8%, (c) expected volatility of 49.5%, and (d) an expected life of 6.3 years.  2007 represents award of Resource America restricted stock earned during 2007, valued at the closing price of Resource America common stock on the date of the grant in January 2007.

(5)
These values were net income for us due to stock and option revaluation which we are required to do quarterly until the shares and options vest under EITF 96-18 because neither the Manager nor the grantees are employees of ours.  The shares and options are amortized from the date of the grant until they vest and re-priced quarterly.  If the share price or option value drops, we are required to recapture some of the expense that we had previously recognized.  These numbers represent such a recapture.

Grants of Plan-Based Awards

During 2008, we made restricted stock awards to our NEOs.  In addition our Chief Financial Officer received an award of Resource America options.

The following table sets forth information with respect to each of these awards on a grant-by-grant basis.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant date	All other stock awards: number of shares of stock (#)	Grant date fair value of stock and option awards ($) (1)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
David J. Bryant
Our restricted stock	01/11/08	13,484	124,997
Resource America options	05/21/08			5,000	8.14	15,425

David E. Bloom
Our restricted stock	01/14/08	18,878	174,999

(1)	Based on the closing price of our stock on the respective grant date.

Outstanding Equity Awards at Fiscal Year-End

The following equity awards granted to our NEOs were outstanding as of the end of fiscal 2008:

●	Restricted stock awards;

●	Resource America restricted stock awards; and

●	Multi-year performance-based stock awards--the ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued.

The following table sets forth information with respect to each of these awards on an award-by-award basis.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Jonathan Z. Cohen	66,667	33,333 (2)	−	15.00	03/07/15	47,428	181,649	−	−

David J. Bryant	6,667	3,333 (3)	−	15.00	03/07/15	15,229	58,327	−	−
	−	5,000 (5)		8.16	05/21/18	1,040 (6)	4,160 (6)	−	−

David E. Bloom	66,667	33,333 (2)	−	15.00	03/07/15	97,503	373,436	40,000 (4)	153,200

(1)	Based on the closing price of our common stock $3.83 on December 31, 2008.
(2)	Represents options to purchase our common stock that vest on May 17, 2009.
(3)	Represents options to purchase our common stock that vest on June 28, 2009.
(4)
Represents performance-based restricted stock awards under our 2007 Omnibus Equity Compensation Plan that vest based on the achievement of pre-determined objective performance goals over a multi-year performance period.  See “Compensation Discussion and Analysis.”

(5)	Represents options to purchase shares of Resource America common stock that vest ¼ on each anniversary date through May 21, 2012.
(6)	Represents shares of Resource America common stock. Market value is based upon a price of $4.00, the price of Resource America’s common stock on December 31, 2008.

Option Exercises and Stock Vested

With respect to our NEOs, this table shows each officer’s restricted stock awards that vested during 2008.  There were no stock options exercised by such officers during 2008.

OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Jonathan Z. Cohen	95,285	714,399

David J. Bryant	2,438	19,757

David E. Bloom	40,218	271,959

(1)	Represents market value of our common stock on vesting date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships and Related Transactions

We have entered into a management agreement under which the Manager receives substantial fees.  We describe these fees in our Form 10-K, Item 1 − “Business − Management Agreement.”  For the year ended December 31, 2008, the Manager earned base management fees of approximately $4.5 million and incentive compensation fees of $1.8 million (including $440,000 paid in the form of 86,489 shares).  We also reimburse the Manager and Resource America for financial services expense, rent and other expenses incurred in the performance of their duties under the management agreement.  For the year ended December 31, 2008, we reimbursed the Manager $392,000 for such expenses.  In addition, we may reimburse the Manager and Resource America for expenses for employees of Resource America who perform legal, accounting, due diligence and other services that outside professionals or consultants would otherwise perform.  No such expense reimbursements were made in the year ended December 31, 2008.  As of December 31, 2008 we had executed six CDO transactions.  These CDO transactions were structured for us by the Manager; however, the Manager was not separately compensated by us for executing these transactions and is not separately compensated by us for managing the CDO entities and their assets.

Resource America, entities affiliated with it and our executive officers and directors collectively beneficially own 4,389,896 shares of common stock, representing approximately 17% of our common stock on a fully-diluted basis.  Our executive officers are also officers of our Manager and/or of Resource America or its subsidiaries.

LEAF Financial Corp. a majority-owned subsidiary of Resource America, originates and manages our equipment lease and note investments.  We purchase these investments from LEAF Financial at a price equal to their book value plus a reimbursable origination cost not to exceed 1% to compensate LEAF Financial for its origination costs.  In addition, we pay LEAF Financial an annual servicing fee, equal to 1% of the book value of managed assets, for servicing our equipment lease investments.  For the year ended December 31, 2008, we acquired $42.5 million of equipment lease and note investments from LEAF Financial, including $425,000 of origination cost reimbursements.  During the year ended December 31, 2008, we paid LEAF Financial $953,000 in annual servicing fees.  During the year ended December 31, 2008, we sold 16 leases back to LEAF Financial for $6.3 million, their book value.

Until 1996, our Chairman, Edward Cohen, was of counsel to Ledgewood, P.C., a law firm.  For the year ended December 31, 2008, we paid Ledgewood $164,000.  Mr. Cohen receives certain debt service payments from Ledgewood related to the termination of his affiliation with Ledgewood and its redemption of his interest in the firm.  For the year ended December 31, 2008, those payments were $215,000.

Policies and Procedures Regarding Related Transactions

Under our Management Agreement with the Manager and Resource America, we have established policies regarding the offer of potential investments to us, our acquisition of those investments and the allocation of those investments among other programs managed by the Manager or Resource America.  We have also established policies regarding investing in investment opportunities in which the Manager or Resource America has an interest and regarding investing in any investment fund or CDO structured, co-structured or managed by the Manager or Resource America.

The Manager and Resource America must offer us the right to consider all investments they identify that are within the parameters of our investment strategies and policies.  For all potential investments other than in equipment leases and notes, if the Manager and Resource America identify an investment that is appropriate both for us and for one or more other investment programs managed by them, but the amount available is less than the amount sought by all of their investment programs, they will allocate the investment among us and such other investment programs in proportion to the relative amounts of the investment sought by each.  If the portion of the investment allocable to a particular investment program would be too small for it to be appropriate for that investment program, either because of economic or market inefficiency, regulatory constraints (such as REIT qualification or exclusion from regulation under the Investment Company Act) or otherwise, that portion will be reallocated among the other investment programs.  Investment programs that do not receive an allocation will have preference in future investments where investment programs are seeking more of the investment than is available so that, on an overall basis, each investment program is treated equitably.

To equitably allocate investments that the Manager or Resource America has acquired at varying prices, the Manager and Resource America will allocate the investment so that each investment program will pay approximately the same average price.

With respect to equipment leases and notes, if an investment is appropriate for more than one investment program, including us, the Manager and Resource America will allocate the investment based on the following factors:

●	which investment program has been seeking investments for the longest period of time;

●	whether the investment program has the cash required for the investment;

●	whether the amount of debt to be incurred with respect to the investment is acceptable for the investment program;

●	the effect the investment will have on the investment program’s cash flow;

●	whether the investment would further diversify, or unduly concentrate, the investment program’s investments in a particular lessee, class or type of equipment, location or industry; and

●	whether the term of the investment is within the term of the investment program.

The Manager and Resource America may make exceptions to these general policies when other circumstances make application of the policies inequitable or uneconomic.

The Manager has also instituted policies designed to mitigate potential conflicts of interest between it and us, including:

●
We will not be permitted to invest in any investment fund or CDO structured, co-structured or managed by the Manager or Resource America other than those structured, co-structured or managed on our behalf.  The Manager and Resource America will not receive duplicate management fees from any such investment fund or CDO to the extent we invest in it.

●
We will not be permitted to purchase investments from, or sell investments to, the Manager or Resource America, except that we may purchase investments originated by those entities within 60 days before our investment.

Except as described above or provided for in our management agreement with the Manager and Resource America, we have not adopted a policy that expressly prohibits transactions between us or any of our directors, officers, employees, security-holders or affiliates.  However, our code of business conduct and ethics prohibits any transaction that involves an actual or potential conflict except for transactions permitted under guidelines which may be adopted by our Board of Directors.  No such guidelines have been adopted as of the date of this report.  In addition, our Board of Directors may approve a waiver of the code of ethics and business conduct for a specific transaction, which must be reported to our stockholders to the extent required by applicable law or NYSE rule.  No such waivers have been granted through the date hereof.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Stockholders who desire to include proposals or director nominations in our 2010 proxy statement must submit such proposals or nominations to our Secretary no later than December 31, 2009.  Such items must comply with the eligibility standards promulgated by the SEC.

Also, under our Bylaws, any stockholder who wishes to nominate candidates for election as directors or present a proposal at our 2010 annual meeting of stockholders must deliver written notice to our Secretary no later than December 31, 2009.  The notice must contain all of the information required by our Bylaws, a copy of which is available upon request from the Secretary.

                                By order of the Board of Directors,

                                                                                                                                      Michael S. Yecies, Secretary
                                April 30, 2009

RESOURCE CAPITAL CORP.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF RESOURCE CAPITAL CORP.

The undersigned hereby constitutes and appoints Jonathan Z. Cohen and Michael S. Yecies, or either of them, as and for his proxies, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the shares of common stock of Resource Capital Corp. held of record by the undersigned on April 22, 2009, at the Annual Meeting of Stockholders of Resource Capital Corp. to be held Tuesday, June 9, 2009 and at any and all adjournments thereof as follows:

I plan to attend
the meeting
+-+
+-+

1.	ELECTION OF DIRECTORS.

The nominees for election are Walter T. Beach, Edward E. Cohen, Jonathan Z. Cohen, William B. Hart, Gary Ickowicz, Murray S. Levin and P. Sherrill Neff.

FOR all nominees listed above (except as marked to the contrary at the right) +-+ +-+	Withhold Authority to vote for all nominees listed above +-+ +-+	To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

+-+ +-+ FOR	+-+ +-+ AGAINST	+-+ +-+ ABSTAIN

This proxy, when properly executed, will be voted in the manner specified above by the named proxies.  If no direction is made, this proxy will be voted FOR all nominees listed.  Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated:  ____________________________, 2009

______________________________________
Signature of stockholder

______________________________________
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.